Exhibit 4.5
FORMED UNDER THE LAWS OF THE

STATE OF MARYLAND
Number		Shares

SVP -

LEXINGTON REALTY TRUST
SPECIAL VOTING PREFERRED STOCK		SEE REVERSE SIDE FOR CERTAIN DEFINITIONS AND IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

          THIS CERTIFIES THAT
is the owner of

fully-paid and non-assessable share of the Special Voting Preferred Stock, par value $.0001 per share of LEXINGTON REALTY TRUST (hereinafter called the “Trust”), transferable only on the books of the Trust by the registered holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to the laws of the State of Maryland and to all of the provisions of the Amended and Restated Declaration of the Trust of the Trust and the By- Laws of the Trust and any amendments thereto.
          Witness, the facsimile seal of the Trust, and the signatures of its duly authorized officers.
Dated:

(SEAL)
Joseph S. Bonventre, Assistant Secretary	T. Wilson Eglin, President

LEXINGTON REALTY TRUST
     This certificate and the shares represented thereby shall be held subject to all of the provisions of the Amended and Restated Declaration of Trust and the By-Laws of Lexington Realty Trust (the “Trust”), and any amendments thereto, a copy of each of which is on file at the office of the Trust, and made a part hereof as fully as though the provisions of said Amended and Restated Declaration of Trust and By-Laws were imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.
     The Trust will furnish to any owner of shares of beneficial interest on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each series or class which the Trust is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Trust is authorized to issue, to the extent they have been set, and of the authority of the Board of Trustees to set the relative rights and preferences of subsequent series of a preferred or special class of shares. Such request may be made to the secretary of the Trust or to its transfer agent.
     No share of Special Voting preferred Stock shall be transferable and no share shall be transferred on the share transfer books of the Trust, without the prior approval of the Trust. The shares of preferred stock represented by this certificate are subject to restrictions on transfer for the purpose of the Trust’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain exceptions, no Person may, (1) Beneficially Own or Constructively Own shares of Equity Stock in excess of 9.8% of the value of the outstanding Equity Stock of the Trust or (2) Beneficially Own Equity Stock that would result in the Trust’s being “closely held” under Section 856(h) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Trust. All capitalized terms in this legend have the meanings defined in the Declaration, as the same may be further amended from time to time, a copy of which including the restrictions on transfer, will be sent without charge to each stockholder who so requests. If the restrictions on transfer are violated, the shares of Equity Stock represented hereby will be automatically converted for shares of Excess Stock which will be held in trust by the Trust.
     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR HAVE THEM BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, OR UNLESS SUCH TRANSFER IS EFFECTED PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE ACT, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL.
     Keep this certificate in a safe place. If it is lost, stolen or destroyed, the Trust will require a bond of indemnity as a condition to the issuance of a replacement certificate.
     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIFORM GIFT MIN ACT -		Custodian

TEN ENT – as tenants by the entireties		(Cust)		(Minor)
JT TEN – as joint tenants with right of survivorship
Under Uniform Gifts to Minors and not as tenants in common Act

(State)
Additional abbreviations may also be used though not in the above list.
For Value Received                      hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF TRANSFEREE

(NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN)

Shares of the Special Voting Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Shares on the books of the within-named Trust with full power of substitution in the premises.

Dated:

	SIGNATURE(S) GUARANTEED	SIGNATURE

By

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17Ad-15.
NOTICE: THE SIGNATURE(S) OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.